Exhibit 10.1

Southern Connecticut Bancorp, Inc.
The Bank of Southern Connecticut
Employment Agreement with Sunil Pallan – January 2011

EMPLOYMENT AGREEMENT

This Agreement is made and entered into effective as of the 1st day of January, 2011 by and between SOUTHERN CONNECTICUT BANCORP, INC. and it subsidiary, THE BANK OF SOUTHERN CONNECTICUT, having its principal place of business in New Haven, Connecticut (hereinafter referred to as the “Employer”) and Sunil Pallan, residing in Salem, Connecticut (hereinafter referred to as the “Employee”).

W I T N E S S E T H

WHEREAS, the Employee is experienced in the operation and management of a bank; and

WHEREAS, the Employer desires to secure the services of the Employee on the terms herein set forth; and

WHEREAS, the Employee is willing to enter into this Agreement on said terms;

NOW, THEREFORE, in consideration of the promises and the mutual covenants herein contained, the parties hereto, intending to be legally bound, do hereby mutually covenant and agree as follows:

1.  Employment:  The Employee agrees that, so long as he shall be employed by the Employer, the Employee shall perform all duties assigned or delegated to him under the By-laws of the Employer and/or from time to time by the independent Board of Directors of the Employer consistent with his position as Senior Vice President and Chief Credit Officer.  The Employee shall be responsible for and perform all acts and services customarily associated with such position, devoting his full time, best efforts and attention to the advancement of the interests and business of the Employer.  The Employee shall not be engaged in or concerned with any other duties or pursuits which are competitive or inconsistent with the interests and business of the Employer.

Southern Connecticut Bancorp, Inc.
The Bank of Southern Connecticut
Employment Agreement with Sunil Pallan – January 2011

2.  Term of Employment:  The Term of Employment shall commence on January 1, 2011, and end on December 31, 2012.  Notwithstanding the foregoing, the Term of Employment shall end if sooner terminated as provided in Section 5.

3.  Duties of Employment:  The Employee agrees that, so long as he shall be employed by the Employer, the Employee shall perform all duties assigned or delegated to him under the By-laws of the Employer and/or from time to time by the independent Board of Directors of the Employer consistent with his position as Senior Vice President and Chief Credit Officer.  The Employee shall be responsible for and perform all acts and services customarily associated with such position, devoting his full time, best efforts and attention to the advancement of the interests and business of the Employer.  The Employee shall not be engaged in or concerned with any other duties or pursuits which are competitive or inconsistent with the interests and business of the Employer.

4.  Compensation:  During the Term of Employment, the Employer shall pay to the Employee as compensation for the services to be rendered by him hereunder the following:

(a)  The Employer shall pay to the Employee a base salary at the annual rate of ONE HUNDRED FORTY THOUSAND DOLLARS ($140,000.00).   Such compensation shall be payable in accordance with normal payroll practices of the Employer.

Southern Connecticut Bancorp, Inc.
The Bank of Southern Connecticut
Employment Agreement with Sunil Pallan – January 2011

(b)  In addition to the base salary set forth in (a) above, the Employee shall be entitled to salary increases and other such merit bonuses reflecting job performance achievements, and/or such other form(s) of merit compensation, as the independent Board of Directors of the Employer may in its discretion determine at the end of each calendar year(s) during the Term of Employment.  The independent Board of Directors may establish one or more individual or corporate goals for each year, the achievement of which may be made a condition to the payment of any additional compensation to the Employee.  Such goals shall be communicated to the Employee and shall be stated to be a condition to the payment of such additional compensation to the Employee.

 (c)  At the end of each month during the Term of Employment, the Employer shall reimburse the Employee for reasonable business related travel and entertainment expenses, bank related education, other ordinary business expenses and convention expenses incurred by Employee in the course of performing his duties for the Employer hereunder.  Such reimbursement will be made within 30 days after submission of appropriate documentation.

(d)  The Employer shall provide group life insurance, comprehensive health insurance and Major Medical coverage for the Employee comparable to such coverage provided for officers of the Employer generally.  The Employee shall be eligible to participate in any profit sharing plan or Section 401(k) plan of the Employer in accordance with the terms thereof.

5.  Termination of Employment.

(a)  The Employer shall have the right to terminate this Agreement upon the occurrence of any one of the following events:

Southern Connecticut Bancorp, Inc.
The Bank of Southern Connecticut
Employment Agreement with Sunil Pallan – January 2011

(1)	The Employee’s conviction of a felony or any other crime involving the Employee’s morals or honesty.

(2)	Dereliction in the performance of the Employee’s duties hereunder.

(3)	Failure of the Employee to adhere to the policies set forth by the Board of Directors of the Employer.

(4)	Failure of the Employee to qualify for a bond.

(5)	Death, total disability, or drug abuse or alcoholism, which prevents the Employee from performing his functions under this Agreement.

(6)	Material non-compliance with the objectives and goals of the position as mutually agreed upon between the Employer and Employee.

(b) Should the Employer enter into a “Business Combination” during the Term of Employment, the Employer or entity remaining after the “Business Combination” occurs shall pay the Employee a lump sum payment in an amount equal to two times the total of the Employee’s then current base annual salary plus the amount of any bonus for the prior calendar year in the event that: (i) the Employee separates from service with the Employer (or its successor) as a result of his not having been offered the same position with the remaining entity at the Employee’s then current base annual salary (but only if the Employee had first given the Employer (or its successor) written notice of his intent to terminate employment for this reason and a reasonable opportunity to remedy the situation); (ii) the Employee determines in his sole discretion that the position offered with the successor is inconsistent with his current position, including any diminution in title, authority, duties or responsibilities, he can then terminate his employment as a result thereof (but only if the Employee had first given the Employer (or its successor) written notice of his intent to terminate employment for this reason and a reasonable opportunity to remedy the situation); (iii) the relocation of  Employee's  office to a location more than twenty-five  (25)  miles from its location as of the date of this Agreement; or (iv) the Employee is terminated or relocated, other than a termination under subparagraph 5 (a), within two years following a “Business Combination.”   Any such payment will be made no later than twenty days following such termination of employment.   In either event, such payment shall be in addition to any compensation otherwise due the Employee under the following subparagraph (c) or any other provision of this Agreement and all of the Employee’s stock options and restricted stock previously granted to the Employee by the Employer shall immediately become fully vested.  As a condition of the closing or acquisition of stock resulting in a “Business Combination,” the entity remaining shall agree in writing to honor and comply with this paragraph 5(b).  A “Business Combination” for purposes of this Agreement shall be defined as the sale by the Employer of all or substantially all of its assets, the acquisition of fifty-one (51%) of the Employer’s outstanding voting stock, or the merger of the Employer with another corporation as a result of which the Employer is not the surviving entity.

Southern Connecticut Bancorp, Inc.
The Bank of Southern Connecticut
Employment Agreement with Sunil Pallan – January 2011

 (c)  In the event of a termination of employment of the Employee by the Employer (including a termination under subparagraph 5(b) above) other than a termination under subparagraph 5(a), the Employee shall be entitled to continuation of benefits under subparagraph 4(d) of this Agreement (but not including the Employer’s profit sharing or Section 401(k) plan) for the balance of the unexpired Term of Employment to be paid at the Employee’s option in a lump sum or ratably over the balance of said term.

Southern Connecticut Bancorp, Inc.
The Bank of Southern Connecticut
Employment Agreement with Sunil Pallan – January 2011

6.  Vacation.  During the Term of Employment, the Employee shall be entitled each year to a vacation of at least three (3) weeks, and during such time his compensation shall be paid in full.  The period of vacation selected each year shall be with approval of the Employer.  Vacation time which is not taken by the Employee in any year may not be accumulated or carried over from year to year.  The Employee shall be entitled to be paid for any accrued vacation time after termination of the Employee’s employment hereunder for the year of the Employee’s termination.  Normal bank holidays, seminars or convention attendance, teaching at banking schools or speaking engagements shall not be considered as part of the Employee’s vacation period.  The Employee shall comply with any banking regulations relating to the scheduling of vacation time.

7.  Incentive Stock Options.  No incentive stock options (“ISO’s”) within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, to purchase common stock in Southern Connecticut Bancorp, Inc. under the stock option plan adopted for employees of the Employer have been promised the Employee.  Any further grant of stock options shall be in the sole and absolute discretion of the Board of Directors of the Employer based upon criteria to be established by the Board of Directors.

8.  Notices.  All notices under this Agreement shall be in writing and shall be deemed effective when delivered in person to the Employee or to the Secretary of the Employer and the Chairman of the Compensation Committee, or if mailed, postage prepaid, registered or certified mail, addressed, in the case of the Employee, to his last known address as carried on the personnel records of the Employer, and, in the case of the Employer, to the corporate headquarters, attention of the Secretary and to the Chairman of the Compensation Committee at his place of business, or to such other address as the party to be notified may specify by notice to the other party.

Southern Connecticut Bancorp, Inc.
The Bank of Southern Connecticut
Employment Agreement with Sunil Pallan – January 2011

9.  Successors and Assigns.  The rights and obligations of the Employer under this Agreement shall inure to the benefit of and shall be binding (except as to the positions and duties of the Employee) upon the successors and assigns of the Employer, including, without limitation, any corporation, individual or other person or entity which may acquire all or substantially all of the assets and business of Employer or with or into which the Employer may be consolidated or merged or any surviving corporation in any merger involving the Employer.

10.  Arbitration.  Any dispute which may arise between the parties hereto shall be submitted to binding arbitration in New Haven, Connecticut, in accordance with the Employment Rules of the American Arbitration Association provided that any such dispute shall first be submitted to the Employer’s Board of Directors in an effort to resolve such dispute without resort to arbitration.  A single arbitrator shall decide each dispute.  In any dispute which is submitted to arbitration, the arbitration costs and attorney’s fees of the prevailing party shall be paid by the other party.

11.  Severability.  If any of the terms or conditions of this Agreement shall be declared void or unenforceable by any court or administrative body or competent jurisdiction, such term of condition shall be deemed severable from the remainder of this Agreement, and the other terms and conditions of this Agreement shall continue to be valid and enforceable.

12.  Construction.  This Agreement shall be construed under the laws of the State of Connecticut.  Words of the masculine gender mean and include correlative words of the feminine gender.  Section headings are for convenience only and shall be considered a part of the terms and provisions of the Agreement.

Southern Connecticut Bancorp, Inc.
The Bank of Southern Connecticut
Employment Agreement with Sunil Pallan – January 2011

12.   Section 409A Compliance.  Notwithstanding anything in this Agreement to the contrary, it is the intention of the parties that this Agreement comply with Section 409A of the Internal Revenue Code and any regulations and other guidance issued thereunder, and this Agreement and the payment of any benefits hereunder shall be operated and administered accordingly. Specifically, but not by limitation, the Employee agrees that if, at the time of termination of employment, the Employer is considered to be publicly traded and he is considered to be a specified employee, as defined in Section 409A (and as determined as of December 31 preceding her termination of employment, unless his termination of employment occurs prior to April 30, in which case the determination shall be made as of the second preceding December 31), then some or all of such payments to be made hereunder as a result of his termination of employment shall be deferred for no more than six (6) months and one day following such termination of employment, if and to the extent the delay in such payment is necessary in order to comply with the requirements of Section 409A of the Code.  Upon expiration of such six (6) month and one day period (or, if earlier, his death), any payments so withheld hereunder from the Employee hereunder shall be distributed to the Employee.  For purposes of clarity, and not by way of modification, any payments to be made to the Employee under Section 5(b) of this Agreement are intended to satisfy the conditions for the “severance exception” and/or the “short-term deferral rule” under the final Treasury regulations interpreting Section 409A of the Internal Revenue Code.

Southern Connecticut Bancorp, Inc.
The Bank of Southern Connecticut
Employment Agreement with Sunil Pallan – January 2011

13.   Section 280G Compliance.  Notwithstanding any other provision of this Agreement, if any of the payments provided for in this Agreement, together with any other payments which the Employee has the right to receive from the Employer or any corporation which is a member of an “affiliated group” (as defined in Section 1504(a) of the Internal Revenue Code without regard to Section 1504(b) of the Code) of which the Employer is a member, would constitute an “excess parachute payment” (as defined in Section 280G(b)(2) of the Code), payments pursuant to this Agreement shall be reduced to the extent necessary to ensure that no portion of such payments will be subject to the excise tax imposed by Section 4999 of the Code.

Southern Connecticut Bancorp, Inc.
The Bank of Southern Connecticut
Employment Agreement with Sunil Pallan – January 2011

IN WITNESS WHEREOF, Employer has caused this Agreement to be executed by a duly authorized officer and Employee has hereunto set his hand, effective as of the date first written above.

EMPLOYER:

SOUTHERN CONNECTICUT BANCORP, INC.
THE BANK OF SOUTHERN CONNECTICUT, INC.
BY: /s/ CARL R. BORRELLI
CARL R. BORRELLI
Chairman, Compensation Committee

EMPLOYEE:

/s/ Sunil Pallan
Sunil Pallan